STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

DEANNA L. REYNOLDS
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7141

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Certified Copy

2/14/2025 8:53:39 AM

Work Order Number: W2025021201319
Reference Number: 20254666791
Through Date: 2/14/2025 8:53:39 AM
Corporate Name: Global Acquisitions Corporation

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
C1609-1984-001	Articles of Incorporation	3
C1609-1984-003	Amendment	3
C1609-1984-005	Amendment	6
C1609-1984-007	Amendment	2
C1609-1984-008	Certificate of Designation	7
C1609-1984-009	Certificate of Designation	6
C1609-1984-010	Amendment	2
20211227238	Amendment After Issuance of Stock	3
20211306086	Withdrawal of Designation	1
20211306112	Withdrawal of Designation	1

FRANCISCO V. AGUILAR
Secretary of State

DEANNA L. REYNOLDS
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7141

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Respectfully,

FRANCISCO V. AGUILAR
Nevada Secretary of State

Certified By: Cherie Borst
Certificate Number: B202502145439906
You may verify this certificate
online at **https://www.nvsilverflume.gov/home**

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

MAR 6 1984

No. 1609-84

FILING FEE: $75.00
BY: BECKLEY, SINGELTON
DELANOY & JEMISON
411 EAST BONNEVILLE
AVENUE
LAS VEGAS, NEVADA
89101

ARTICLES OF INCORPORATION

OF

SPORTING LIFE, INC.

The undersigned, to form a corporation under Chapter 78 of the Nevada Revised Statutes, certify:

ARTICLE I

NAME:

The name of the corporation is: SPORTING LIFE, INC.

ARTICLE II

OFFICE:

The principal office of the corporation in Clark County, Nevada, is to be located at:

411 East Bonneville Avenue
Las Vegas, Nevada 89101

The corporation may also maintain an office or offices at such other places within or outside the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted and meetings of directors and stockholders held, outside the State of Nevada, the same as in the State of Nevada.

ARTICLE III

PURPOSE:

The corporation may engage in any lawful activity.

ARTICLE IV

CAPITAL STOCK:

This corporation is authorized to issue only common stock without par value, the total number of shares to be

issued not to exceed 2,500 shares. Such stock may be issued by the corporation from time to time and for such consideration as may be fixed from time to time by the Board of Directors thereof.

ARTICLE V

NON-ASSESSABLE:

After the subscription price of the no par stock has been paid in, it shall be non-assessable.

ARTICLE VI

TERM:

The corporation shall have a perpetual existence.

ARTICLE VII

DIRECTORS:

Members of the governing board shall be styled directors, and the number of directors shall not be less than three, except in cases where all of the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three, but not less than the number of stockholders. The number of directors may from time to time be increased or decreased in such manner as shall be provided by the Bylaws of the corporation, but shall not be decreased to a number less than the lower of (a) the number of stockholders, or (b) three.

The name and post office address of the first Board of of Directors, which shall consist of one person who is of full age and a citizen of the United States, and who shall

hold office until her successors are duly elected and qualify, is as follows:

Joan Veronica W. Byrne
411 East Bonneville Avenue
Las Vegas, Nevada 89101

NAME OF INCORPORATORS:

The name and post office address of the Incorporator is:

Joan Veronica W. Byrne
411 East Bonneville Avenue
Las Vegas, Nevada 89101

DATED this 1st day of March, 1984.

JOAN VERONICA W. BYRNE

STATE OF NEVADA)
) ss.
COUNTY OF CLARK)

On the 1st day of March, 1984, personally appeared before me, a Notary Public, JOAN VERONICA W. BYRNE, who acknowledged that she executed the above instrument.

Notary Public
CANDY FOSTER
Notary Public - State of Nevada
CLARK COUNTY
My Appointment Exp... ...eb. 17, 198_

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

DEC 30 1988

1609-84

FILING FEE: $50.00
BY: WILLS & SAWYER, P.C.
511-16TH ST. #400
DENVER, CO. 80202

CERTIFICATE OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

SPORTING LIFE, INC.

INCLUDING A CHANGE OF NAME TO

ST. ANDREWS GOLF CORPORATION

Pursuant to the provisions of the Nevada Revised Statutes, the undersigned corporation adopts the following Certificate of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is Sporting Life, Inc.

SECOND: The following amendment was adopted by the shareholders of the corporation in the manner prescribed in NRS 78.390 on December 28, 1988.

The Articles of Incorporation shall be amended by striking the existing Article I and inserting in lieu thereof the following new Article I.

"ARTICLE I

NAME:

The name of the corporation is: ST. ANDREWS GOLF CORPORATION."

THIRD: The number of shares of the Corporation at the time of such adoption was 500; and the number of shares entitled to vote thereon was 500.

FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Class	Number of Shares
Common Stock, No Par Value	500

FIFTH: The number of shares voted for such amendment was 500; and the number of shares voted against such amendment was -0-.

DATED: December 28, 1988.

SPORTING LIFE, INC.

By [signature]
Larry Jordan, President

ATTEST:

[signature]
Ronald Boreta, Secretary

STATE OF NEVADA)
) ss.
COUNTY OF CLARK)

I, the undersigned, a Notary Public in and for said County and State, hereby certify that on the 27th day of December, 1988, personally appeared before me Larry Jordan and Ronald Boreta, who being by me first duly sworn, declared that they are the persons who signed the foregoing Certificate of Amendment to the Articles of Incorporation of Sporting Life, Inc. as President and Secretary, respectively, of the Corporation, that it was their free and voluntary act and deed, and that the statements therein contained are true.

WITNESS MY HAND AND OFFICIAL SEAL.

My Commission Expires: August 29, 1988

(S E A L)

NOTARY PUBLIC
State of Nevada
COLLEEN STARLEY
My Appointment Expires Aug. 29, 1992

Colleen Starley
Notary Public

Address: 4024 Grasmere Ave.
Las Vegas, NV 89121

C28795
E 68758

FILED
IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA

AUG 1 8 1994

CHERYL A. LAU SECRETARY OF STATE

AM
1609-84

RESTATED ARTICLES OF INCORPORATION WITH AMENDMENTS OF

ST. ANDREWS GOLF CORPORATION

INCLUDING A NAME CHANGE TO

SAINT ANDREWS GOLF CORPORATION

KNOW ALL MEN BY THESE PRESENTS: That the undersigned corporation, St. Andrews Golf Corporation, pursuant to the provisions of the General Corporation Code of Nevada, does hereby adopt and deliver in duplicate to the Secretary of State of the State of Nevada, these Restated Articles of Incorporation with Amendments.

On July 25, 1994, the Board of Directors and the sole Shareholder of the Corporation unanimously approved and adopted the following resolution:

> RESOLVED: That the Corporation's Articles of Incorporation, as amended, be amended in their entirety excepting Articles III and VI, and that such amended Articles of Incorporation be restated and filed with the Nevada Secretary of State in the manner prescribed by the General Corporation Law of Nevada.

These Restated Articles of Incorporation with Amendments shall not effect any exchange, reclassification, or cancellation of issued shares, nor shall they effect a change in the amount of stated capital.

The Corporation's Articles of Incorporation are hereby amended and restated to read as follows:

ARTICLE I
NAME

The name of the Corporation is: Saint Andrews Golf Corporation.

ARTICLE II
REGISTERED OFFICE AND REGISTERED AGENT

The address of the registered office of the Corporation is 5325 South Valley View Boulevard, Suite 10, Las Vegas, Nevada 89118, and the name of the registered agent at such address is Ronald S. Boreta. Either the registered office or the registered agent may be changed in the manner permitted by law.

ARTICLE III
PURPOSE

The Corporation may engage in any lawful activity.

ARTICLE IV
CAPITAL STOCK

The aggregate number of shares which this Corporation shall have authority to issue is 10,000,000 shares of $.001 par value each, which shares shall be designated "Common Stock"; and 5,000,000 shares of $.001 par value each, which shares shall be designated "Preferred Stock" and which may be issued in one or more series at the discretion of the Board of Directors. In establishing a series the Board of Directors

shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares of any one series shall be alike in every particular except as otherwise provided by these Articles of Incorporation or the General Corporation Law of Nevada.

1. Dividends. Dividends in cash, property or shares shall be paid upon the Preferred Stock for any year on a cumulative or noncumulative basis as determined by a resolution of the Board of Directors prior to the issuance of such Preferred Stock, to the extent earned surplus for each such year is available, in an amount as determined by a resolution of the Board of Directors. Such Preferred Stock dividends shall be paid pro rata to holders of Preferred Stock in any amount not less than nor more than the rate as determined by a resolution of the Board of Directors prior to the issuance of such Preferred Stock. No other dividend shall be paid on the Preferred Stock.

Dividends in cash, property or shares of the Corporation may be paid upon the Common Stock, as and when declared by the Board of Directors, out of funds of the Corporation to the extent and in the manner permitted by law, except that no Common Stock dividend shall be paid for any year unless the holders of Preferred Stock, if any, shall receive the maximum allowable Preferred Stock dividend for such year.

2. Distribution in Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the Corporation shall be distributed, either in cash or in kind, first pro rata to the holders of the Preferred Stock until an amount to be determined by a resolution of the Board of Directors prior to issuance of such Preferred Stock, has been distributed per share, and, then, the remainder pro rata to the holders of the Common Stock.

3. Redemption. The Preferred Stock may be redeemed in whole or in part as determined by a resolution of the Board of Directors prior to the issuance of such Preferred Stock, upon prior notice to the holders of record of the Preferred Stock, published, mailed and given in such manner and form and on such other terms and conditions as may be prescribed by the Bylaws or by resolution of the Board of Directors, by payment in cash or Common Stock for each share of the Preferred Stock to be redeemed, as determined by a resolution of the Board of Directors prior to the issuance of such Preferred Stock. Common Stock used to redeem Preferred Stock shall be valued as determined by a resolution of the Board of Directors prior to the issuance of such Preferred Stock. Any rights to or arising from fractional shares shall be treated as rights to or arising from one share. No such purchase or retirement shall be made if the capital of the Corporation would be impaired thereby.

If less than all the outstanding shares are to be redeemed, such redemption may be made by lot or pro rata as may be prescribed by resolution of the Board of Directors; provided, however, that the Board of Directors may alternatively invite from shareholders offers to the Corporation of Preferred Stock at less than an amount to be determined by a resolution of the Board of Directors prior to issuance of such Preferred Stock, and when such offers are invited, the Board of Directors shall then be required to buy at the lowest price or prices offered, up to the amount to be purchased.

From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in the payment of the redemption price), all dividends on the Preferred Stock thereby called for redemption shall cease to accrue and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price, shall cease and terminate.

4. Voting Rights; Cumulative Voting. Each outstanding share of Common Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding frac

tional vote on each matter submitted to a vote of shareholders. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Except as otherwise provided by these Articles of Incorporation or the General Corporation Law of Nevada, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Cumulative voting shall not be allowed in the election of directors of this Corporation.

Shares of Preferred Stock shall only be entitled to such vote as is determined by the Board of Directors prior to the issuance of such stock, except as required by law, in which case each share of Preferred Stock shall be entitled to one vote.

5. Denial of Preemptive Rights. No holder of any shares of the Corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the Corporation, including shares or securities held in the treasury of the Corporation.

6. Conversion Rights. Holders of shares of Preferred Stock may be granted the right to convert such Preferred Stock to Common Stock of the Corporation on such terms as may be determined by the Board of Directors prior to issuance of such Preferred Stock.

ARTICLE V
BOARD OF DIRECTORS

The members of the governing board of the Corporation shall be styled as directors. The Board of Directors shall consist of at least one (1) member, which number may be increased or decreased, to not less than one (1), by resolution of the Board of Directors. The names and addresses of the Directors of the Corporation as of the date of these Restated Articles of Incorporation with Amendments are as follows:

Ronald S. Boreta	5325 South Valley View Boulevard, Suite 10 Las Vegas, Nevada 89118
Vaso Boreta	5325 South Valley View Boulevard, Suite 10 Las Vegas, Nevada 89118
William Kilmer	1500 Sea Breeze St. Lauderdale, Florida 33316
Robert S. Rosburg	3 Furman Court Rancho Mirage, California 92270

ARTICLE VI
TERM

The Corporation shall have perpetual existence.

ARTICLE VII
INDEMNIFICATION

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its

representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE VIII
DIRECTORS' AND OFFICERS' LIABILITY

A director or officer of the Corporation shall not be personally liable to this Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of distributions in violation of NRS 78.300. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE IX
AMENDMENTS

The Corporation reserves the right to amend its Articles of Incorporation from time to time in accordance with the General Corporation Law of Nevada.

ARTICLE X
ADOPTION AND AMENDMENT OF BYLAWS

The initial Bylaws of the Corporation shall be adopted by its board of directors. Subject to repeal or change by action of the shareholders, the power to alter, amend or repeal the Bylaws or adopt new Bylaws shall be vested in the board of directors. The Bylaws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or these Articles of Incorporation.

ARTICLE XI
INCORPORATOR

The name and post office address of the Incorporator are: Joan Veronica W. Byrne, 411 East Bonneville Avenue, Las Vegas, Nevada 89101.

IN WITNESS WHEREOF, the undersigned officers, for and on behalf of the Corporation have signed these Restated Articles of Incorporation with Amendments this 10th day of August, 1994.

SAINT ANDREWS GOLF CORPORATION

ATTEST:

By ______________________
~~Glen Raynes~~, Secretary
Glenn Raynes

By ______________________
Ronald S. Boreta, President

MARY ANN WEBB
Notary Public - Nevada
Clark County
My appt. exp. June 14, 1998

ACKNOWLEDGMENT

STATE OF NEVADA)
) SS.
COUNTY OF CLARK)

On this 10th day of August, 1994, personally appeared before me, a Notary Public, Ronald S. Boreta and Glen Raynes, President and Secretary, respectively, of Saint Andrews Golf Corporation, to acknowledged to me that they executed the foregoing instrument.

____
Notary Public in and for said County and State

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT BY RESIDENT AGENT

In the matter of SAINT ANDREWS GOLF CORPORATION, I, Ronald S. Boreta with address at 5325 South Valley View Boulevard, Suite 10, Las Vegas, Nevada 89118, County of Clark, hereby accept the appointment as Resident Agent of the above-entitled corporation in accordance with NRS 78.090.

Furthermore, that the mailing address for the above registered office is 5325 South Valley View Boulevard, Suite 10, Las Vegas, Nevada, 89118.

IN WITNESS WHEREOF, I hereunto set my hand this 10th day of August, 1994.

____
Ronald S. Boreta, Resident Agent

(SH10076.res)

RECEIVED
9:30 AM
AUG 12 1994
Secretary of State

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

AUG 1 2 1994

CHERYL A. LAU SECRETARY OF STATE

No. 1609-84

FROM THE OFFICE OF THE NEVADA SECRETARY OF STATE

THIS FORM SHOULD ACCOMPANY AMENDED AND RESTATED ARTICLES OF INCORPORATION FOR A NAVADA CORPORATION

1. Name of Corporation: ST. ANDREWS GOLF CORPORATION................

2. Date of adoption of Amended and Restated Articles: 7/25/94....

3. If the articles were amended, please indicate what changes have been made:
   (a) Was there a name change? Yes X No_ . If yes, what is the new name?
   ....SAINT ANDREWS GOLF CORPORATION..................
   (b) Did you change the resident agent? Yes X No_ . If yes, please indicate the new resident agent and address.......
   Ronald S. Boreta, 5325 South Valley View Boulevard, Suite 10, Las Vegas, NV 89118
   Please attach the resident agent acceptance certificate. included in Restated Articles
   (c) Did you change the purposes? Yes_ No X . Did you add Banking?_ , Gaming?_ , Insurance?_ , None of these?_
   (d) Did you change the capital stock? Yes X No_ . If yes, what is the new capital stock? 10,000,000 Shares $.001 par value common, 5,000,000 Shares $.001 par value preferre
   ....
   (e) Did you change the directors? Yes X No_ . If yes, indicate the change: NEW DIRECTORS: Ronald S. Boreta, Vaso Boreta, William Kilmer and Robert S. Rosburg..........
   (f) Did you add the directors liability provision? Yes X No_
   (g) Did you change the period of existence? Yes_ No X If yes, what is the new existence?..........................
   (h) If none of the above apply, and you have amended or modified the articles, how did you change your articles?..
   ....
   ....
   ....

[signature] President
Name and Title of Officer
August 10, 1994
Date

State of.... Colorado ....)
) ss.
County of... Denver ....)

On.. August 10, 1994 ..personally appeared before me, a Notary Public,... Ronald S. Boreta ...., who acknowledged that he/~~she~~ executed the above document.

(notary stamp or seal) [signature]
Notary Public

RECEIVED
9:30 AM
AUG 1 2 1994
Secretary of State

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

NOV 0 4 1994

C36149 DF
E75608

1609-84

CERTIFICATE OF AMENDMENT TO

ARTICLES OF INCORPORATION OF

SAINT ANDREWS GOLF CORPORATION

Saint Andrews Golf Corporation, a corporation organized and existing under the Nevada General Corporation Law, does hereby certify as follows:

FIRST: 4. Voting Rights; Cumulative Voting of ARTICLE IV - CAPITAL STOCK of the Articles of Incorporation is hereby amended to read as follows:

> "4. Voting Rights; Cumulative Voting; Special Meetings. Each outstanding share of Common Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Except as otherwise provided by these Articles of Incorporation or the General Corporation Law of Nevada, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Cumulative voting shall not be allowed in the election of directors of the Corporation.
>
> Shares of Preferred Stock shall only be entitled to such vote as is determined by the Board of Directors prior to the issuance of such stock, except as required by law, in which case each share of Preferred Stock shall be entitled to one vote.
>
> In addition to any other rights provided to shareholders by these Articles of Incorporation or the General Corporation Law of Nevada, one or more shareholders holding not less than ten percent (10%) of the votes entitled to be cast at a meeting shall be entitled to call a special meeting for the purpose of taking any action permitted by the shareholders under the General Corporation Law of Nevada. This provision shall not limit the right of the Board of Directors or certain officers of the Corporation to also call special meetings of shareholders as provided by the General Corporation Law of Nevada, these Articles of Incorporation or the Corporation's Bylaws.

SECOND: The foregoing Amendment was unanimously adopted by the written consent of the Board of Directors and the sole Shareholder of the Corporation on November 1, 1994, in accordance with the provisions of Section 78.320(2) of the Nevada General Corporation Law.

IN WITNESS WHEREOF, Saint Andrews Golf Corporation has caused this Certificate of Amendment to be signed and acknowledged by its President and Secretary this 1st day of November, 1994.

SAINT ANDREWS GOLF CORPORATION

By: ______________________
Ronald S. Boreta, President

ATTEST:

____
Glenn Raynes, Secretary

STATE OF COLORADO)
) ss.
COUNTY OF DENVER)

I, Virginia Angladas, a Notary Public, hereby certify that on the 1st day of November, 1994, personally appeared before me Ronald S. Boreta and Glenn Raynes, who being by me first duly sworn, declared that they signed the foregoing document as President and Secretary, respectively, of the corporation named therein and that they are each above the age of eighteen years and that the statements contained therein are true and correct to the best of their knowledge and belief.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

____
Notary Public

[SEAL]

My commission expires: 4-21-98

RECEIVED
945NK
NOV 04 1994

Secretary of State

(SH10179.aoa)

SENT BY: : 7-29-96 : 9:09 : C T SYSTEM/DENVER- 303 2952370
JUL-28-96 02:12P Jon D. Sawyer, P.C.
P.02
2nd 99399

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

JUL 29 1996

NO. C1609-84

Dean Heller

DEAN HELLER, SECRETARY OF STATE

CERTIFICATE OF AMENDMENT

ARTICLES OF INCORPORATION

OF

SAINT ANDREWS GOLF CORPORATION

SAINT ANDREWS GOLF CORPORATION, a Nevada corporation (the "Corporation"), hereby certifies to the Nevada Department of State, as follows:

FIRST: That the Board of Directors of the Corporation, by unanimous written consent dated July 11, 1996, with respect to Article IV, in lieu of meetings of such Board, adopted resolutions approving, proposing and declaring advisable, in the form of this Amendment to the Articles of Incorporation, the following amendment to the Articles of Incorporation of the Corporation. The resolutions setting forth the proposed amendment are as follows:

RESOLVED: That the Articles of Incorporation be amended as follows:

"ARTICLE IV shall be and hereby is amended to provide:

(d) There is hereby established a series of Preferred Stock of the Corporation designated "Series A Convertible Preferred Stock," par value $.001 per share. The number of shares of this series of Convertible Preferred Stock shall be 500,000 shares. The powers, designations, preferences and relative, participating, optional or other special rights of the shares of this series of Convertible Preferred Stock and the qualifications, limitations and restrictions of such preferences and rights shall be as follows:

1. Dividend Provisions. No dividends shall be paid on any share of Common Stock unless a dividend is paid with respect to all outstanding shares of Series A Convertible Preferred Stock in an amount for each such share of Series A Preferred Convertible Stock equal to the aggregate amount of such dividends for all shares of Common Stock into which each such share of Series A Convertible Preferred Stock could then be converted. Such dividends shall be payable only when, as, and if declared payable to holders of Common Stock by the Board of Directors and shall be noncumulative. In the event the Corporation shall declare a distribution (other than any distribution described above) payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case the holders of the Series A Convertible Preferred Stock shall be entitled to a proportionate share of any such distribution as though the holders of the Series A Convertible Preferred Stock were the holders of the number of shares of Common Stock of the

RECEIVED

JUL 29 1996

SECRETARY OF STATE

Corporation into which their respective shares of Series A Convertible Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

2. Liquidation Preference.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holder of each share of Series A Convertible Preferred Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock, an amount per share equal to $10.00. If the assets and funds to be distributed among the holders of the Series A Convertible preferred Stock shall be insufficient to permit the payment of the full aforesaid preferential amount to such holders, then the entire assets and funds of the Corporation legally available for the distribution shall be distributed among the holders of the Series A Convertible Preferred Stock in proportion to the aggregate preferential amount of all shares of Series A Convertible Preferred Stock held by them. After payment has been made to the holders of the Series A Convertible Preferred Stock, the remaining assets of the Corporation available for distribution to the holders of the Common Stock shall be distributed, among the holders of the Series A Convertible Preferred Stock and Common Stock pro rata based on the number of Shares of Common Stock held by each at the time of such liquidation (assuming conversion of all such Series A Convertible Preferred Stock).

(b) For purposes of this Section 2, a merger or consolidation of the Corporation with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Corporation, or the sale or any other corporate reorganization, in which shareholders of the Corporation receive distributions as a result of such consolidation, merger, sale of assets or reorganization, shall be treated as a liquidation, dissolution or winding up of the Corporation, unless the stockholders of the Corporation hold more than fifty percent (50%) of the voting equity securities of the successor or surviving corporation immediately following such consolidation, merger, sale of assets or reorganization in which event such consolidation, merger, sale of assets, or reorganization shall not be treated as a liquidation, dissolution or winding up.

3. Conversion. The Series A Convertible Preferred Stock may be converted into shares of the Corporation's Common Stock on the following terms and conditions (the "Conversion Rights"):

(a) Option to Convert. Commencing immediately, holders of the Series A Convertible Preferred Stock shall have the right to convert all or a portion of their shares into shares of Common Stock at any time or from time to

time upon notice to the Corporation on the terms and conditions set forth herein prior to the date fixed for redemption of such shares.

(b) Mechanics of Conversion. Upon the election of a holder of the Series A Convertible Preferred Stock to convert shares of such Preferred Stock, the holder of the shares of Series A Convertible Preferred Stock which are converted shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any authorized transfer agent for such stock together with a written statement that he elects to convert his preferred stock to common stock. The Corporation or the transfer agent shall promptly issue and deliver at such office to such holder of Series A Convertible Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder is thereby entitled. The effective date of such conversion shall be a date not later than 30 days after the date upon which the holder provides written notice of his election to convert to the Corporation or transfer agent.

(c) Conversion Ratio. Each share of Series A Convertible Preferred Stock may be converted into one (1) fully paid and nonassessable share of Common Stock (except as adjusted pursuant to paragraph 3(d) below). In the event that upon conversion of shares of Series A Convertible Preferred Stock a holder shall be entitled to a fraction of a share of Common Stock, no fractional share shall be issued and in lieu thereof the Corporation shall pay to the holder cash equal to the fair value of such fraction of a share.

(d) Adjustment of Conversion Rate. If the Corporation shall at any time, or from time to time, after the effective date hereof effect a subdivision of the outstanding Common Stock and not effect a corresponding subdivision of the Series A Convertible Stock, or if the Corporation at any time or from time to time after the effective date hereof shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the number of shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock shall be proportionately increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date.

(e) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all of the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to

protect the Conversion Rights of the holders of the Series A Convertible Preferred Stock against impairment.

(f) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Convertible Preferred Stock, such number of its shares of Common Stock as shall time to time be sufficient to effect the conversion of all outstanding shares of Series A Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all outstanding shares of Series A Convertible Preferred Stock, the Corporation will take such corporate action as is necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

4. Status of Converted or Reacquired Stock. In case any shares of Series A Convertible Preferred Stock shall be converted pursuant to Section 3 hereof, the shares so converted shall cease to be a part of the authorized capital stock of the Corporation.

5. Voting Rights; Directors.

(a) Each share of Series A Convertible Preferred Stock entitle the holder to one (1) vote and with respect to each such vote, a holder of shares of Series A Convertible Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of a holder of shares of Common Stock, share for share, and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote with holders of Common Stock together as a single class.

(b) The Board of Directors shall consist of five (5) members. Holders of Series A Convertible Preferred Stock, voting together as a class, shall be entitled to elect one (1) member of the Board of Directors at each meeting or pursuant to each consent of the Corporation's shareholders for the election of directors.

6. Redemption Provisions. To the extent permitted under the Nevada Business Corporation Act, shares of the Series A Convertible Preferred Stock are redeemable as follows:

(a) Redemption at Option of Corporation. If there is a registration statement covering the issuance of the Common Stock upon the conversion of the Series A Convertible Preferred Stock which has been declared

effective by the Securities and Exchange Commission, and both of the following two conditions have been satisfied:

(i) The Corporation has $1,000,000 of pre-tax income for a fiscal year according to the audited year-end financial statements, and

(ii) If the closing bid price of the Corporation's common stock for twenty consecutive trading days equals or exceeds $15.00,

the Corporation may redeem shares of Series A Convertible Preferred Stock.

If fewer than all of the outstanding shares of Series A Convertible Preferred Stock are to be redeemed, the Company will select those to be redeemed pro rata or by lot or in such other manner as the Board of Directors may determine.

(b) <u>Redemption Price.</u> The redemption price per share under this Section 6 shall be Twelve Dollars and Fifty Cents ($12.50) per share.

(c) <u>Notice of Redemption.</u> Notice to the holders of shares of Series A Convertible Preferred Stock to be redeemed shall be given not earlier than 60 days nor later than 30 days before the date fixed for redemption. The notice of redemption to each stockholder whose shares of Series A Convertible Preferred Stock are to be redeemed shall specify the number of Series A Convertible Preferred Stock of such stockholder to be redeemed, the date fixed for redemption and the redemption price at which shares of Series A Convertible Preferred Stock are to be redeemed, and shall specify where payment of the redemption price is to be made upon surrender of such shares, shall state the conversion rate then in effect, and that the Conversion Rights of such shares shall cease and terminate at the close of business on the date fixed for redemption.

7. <u>Notices.</u> Any notice required to be given to holders of shares of Series A Convertible Preferred Stock shall be deemed given upon deposit in the United States mail, postage prepaid, addressed to such holder of record at his address appearing on the books of the Corporation, or upon personal delivery of the aforementioned address.

SECOND: This Amendment to the Articles of Incorporation effected herein is authorized by the vote of the Board of Directors on July 11, 1996.

THIRD: The amendments effected herein were duly adopted in accordance with the applicable provisions of NRS 78.385.

IN WITNESS WHEREOF, Saint Andrews Golf Corporation has caused this Certificate of Amendment to be signed and acknowledged by its President and Secretary this 26th day of July 1996.

ATTEST:

Ron Boreta, Secretary

SAINT ANDREWS GOLF CORPORATION

By

Ron Boreta, President

STATE OF NEVADA)
) ss.
COUNTY OF CLARK)

I, John Curtis, a Notary Public, hereby certify that on the 26th day of July, 1998, personally appeared before me [illegible], who being by me first duly sworn, declared that he signed the foregoing document as both President and Secretary of the corporation named therein and that he was above the age of eighteen years and that the statements contained therein are true and correct to the best of his knowledge and belief.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

[S [illegible]

JOHN CURTIS
Notary Public - Nevada
My appt. exp. June 9, 2000
No. [illegible]

Notary Public

My commission expires: June 9 2000

($75)

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

OCT 0 2 1998
No. C16609-84
Dean Heller
DEAN HELLER, SECRETARY OF STATE

CERTIFICATE OF DESIGNATION FOR SERIES B CONVERTIBLE PREFERRED STOCK

SAINT ANDREWS GOLF CORPORATION

SAINT ANDREWS GOLF CORPORATION, a Nevada corporation (the "Corporation"), hereby certifies to the Secretary of State of the State of Nevada as follows:

RESOLVED: That the Board of Directors of the Corporation, by unanimous written consent dated September 22, 1998, in lieu of meetings of such Board, pursuant to Article IV of the Articles of Incorporation, adopted resolutions approving, proposing and declaring advisable, the establishment of a series or series of preferred stock of the Corporation in the form of this Certificate of Designation and the Board of Directors hereby establishes and states the designation and number of such shares, and fixes the relative rights and preferences, designations, voting powers, qualification and limitation thereof as follows:

There is hereby established a series of Preferred Stock of the corporation designated "Series B Convertible Preferred Stock," par value $.001 per share. The number of shares of this series of Convertible Preferred Stock shall be 250,000 shares. The powers, designations, preferences and relative, participating, optional or other special rights of the shares of this series of Convertible Preferred Stock and the qualifications, limitations and restrictions of such preferences and rights shall be as follows:

1. Dividend Provisions. No dividends shall be paid on any share of Common Stock or any other series of Preferred Stock unless a dividend is paid with respect to all outstanding shares of Series B Convertible Preferred Stock in an amount for each such share of Series B Convertible Preferred Stock equal to (a) in the case of a dividend with respect to the Common Stock, the aggregate amount of such dividends for all shares of Common Stock into which each such share of Series B Convertible Preferred Stock could then be converted and (b) in the case of a dividend with respect to the Preferred Stock, (i) if such Preferred Stock is convertible into Common Stock, the aggregate amount of such dividends (calculated on the basis per share of Common Stock into which such Preferred Stock is convertible) for all shares of Common Stock into which each such share of Series B Convertible Preferred Stock could then be converted or (ii) if such Preferred Stock is not convertible into Common Stock, an aggregate amount of such dividends calculated in accordance with the following formula: aggregate dividends = [then current liquidation value of Preferred ÷ then current liquidation value of Series B Convertible Preferred Stock] x dividend per share of Preferred Stock x number of shares of Series B Convertible Preferred Stock then outstanding. Such dividends shall be payable only when, as, and if declared payable to holders of Common Stock or Preferred Stock, as the case may be, by the Board of Directors

and shall be noncumulative. In the event the Corporation shall declare a distribution (other than any distributions described above) payable in securities of other persons, evidences or indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case the holders of the Series B Convertible Preferred Stock shall be entitled to a proportionate equitable share of any such distribution in accordance with provisions set forth above as though the holders of the Series B Convertible Preferred Stock were the holders of the number of shares of Common Stock of the corporation into which their respective shares of Series B Convertible Preferred Stock are convertible or holders of the Preferred Stock as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

2. Liquidation Preference

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holder of each share of Series B Convertible Preferred Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to its stock holders, pro rata with the holders of the Series A Convertible Preferred Stock with respect to their preference amount before any payment or distribution shall be made on the Common Stock or any other series of Preferred Stock as the case may be, an amount per share equal to $10.00. If the assets and funds to be distributed among the holders of the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock shall be insufficient to permit the payment of the full aforesaid preferential amount to such holders, then the entire assets and funds of the corporation legally available for the distribution shall be distributed among the holders of the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock in proportion to the aggregate preferential amount of all shares of Series A Convertible Preferred Stock and the Series B convertible Preferred Stock held by them. After payment has been made to the holders of the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock, the remaining assets of the Corporation available for distribution to the holders of the Common Stock shall be distributed, among the holders of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and Common Stock pro rata based on the number of Shares of Common Stock held by each at the time of such liquidation (assuming conversion of all such Series A Convertible Preferred Stock and Series B Convertible Preferred Stock).

(b) For purposes of this Section 2, a merger or consolidation of the Corporation with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Corporation, or the sale or any other corporate reorganization, in which shareholders of the corporation receive distributions as a result of such consolidation, merger, sale of assets or

reorganization, shall be treated as a liquidation, dissolution or winding up of the Corporation, unless the stockholders of the Corporation hold more than fifty percent (50%) of the voting equity securities of the successor or surviving corporation immediately following such consolidation, merger, sale of assets or reorganization in which event such consolidation, merger, sale of assets, or reorganization shall not be treated as a liquidation, dissolution or winding up.

3. Conversion. The Series B Convertible Preferred Stock may be converted into shares of the Corporation's Common Stock on the following terms and conditions (the "Conversion Rights"):

(a) Option to Convert. Commencing immediately, holders of the Series B Convertible Preferred Stock shall have the right to convert all or a portion of their shares into shares of Common Stock at any time or from time to time upon notice to the Corporation on the terms and conditions set forth herein prior to the date fixed for redemption of such shares.

(b) Mechanics of Conversion. Upon the election of a holder of the Series B Convertible Preferred Stock to convert shares of such Preferred Stock, the holder of the shares of Series B Convertible Preferred Stock which are converted shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or any authorized transfer agent for such stock together with a written statement that he elects to convert his preferred stock to common stock. The Corporation or the transfer agent shall promptly issue and deliver at such office to such holder of Series B Convertible Preferred Stock a certificate or certificate for the number of shares of Common Stock to which such holder is thereby entitled. The effective date of such conversion shall be a date not later than 30 days after the date upon which the holder provides written notice of his election to convert to the Corporation or transfer agent.

(c) Conversion Ratio. Each share of Series B Convertible Preferred Stock may be converted into one (1) fully paid and nonassessable share of Common Stock (subject to adjustment pursuant to Section 3(d) below). In the event that upon conversion of shares of Series B Convertible Preferred Stock a holder shall be entitled to a fraction of a share of Common Stock, no fractional share shall be issued and in lieu thereof the Corporation shall pay to the holder cash equal to the fair value of such fraction of a share.

(d) Adjustment of Conversion Rate. If the Corporation shall at any time, or from time to time, after the effective date hereof effect a subdivision of the outstanding Common Stock and not effect a corresponding subdivision of the Series B Convertible Preferred Stock, or if the Corporation at any time or from time to time after the effective date hereof shall make or issue, or fix a

record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the number of shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock shall be proportionately increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date.

(e) <u>No Impairment</u>. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all of the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Convertible Preferred Stock against impairment.

(f) <u>Reservations of Stock Issuable Upon Conversion</u>. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Convertible Preferred Stock, such number of its shares of Common Stock as shall time to time be sufficient to effect the conversion of all outstanding shares of Series B Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all outstanding shares of Series B Convertible Preferred Stock, the Corporation will take such corporate action as is necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

4. <u>Status of Converted or Reacquired Stock</u>. In case any shares of Series B Convertible Preferred Stock shall be converted pursuant to Section 3 hereof, the shares so converted shall cease to be a part of the authorized capital stock of the Corporation.

5. <u>Voting Rights</u>. Each share of Series B Convertible Preferred Stock entitles the holder to one (1) vote and with respect to each such vote, a holder of shares of Series B Convertible Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of a holder of shares of Common Stock, share for share, and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote with holders of Common Stock and Series A Convertible Preferred Stock together as a single class.

6. <u>Redemption Provisions</u>. To the extent permitted under the Nevada Business Corporation Act, shares of the Series B Convertible Preferred Stock are redeemable as follows:

(a) Redemption at Option of Corporation. If there is a registration statement covering the issuance of the Common Stock upon the conversion of the Series B Convertible Preferred Stock which has been declared effective by the Securities and Exchange Commission, and both of the following two conditions have been satisfied:

(i) The Corporation has $1,000,000 of pre-tax income for a fiscal year according to the audited year-end financial statements; and

(ii) If the closing bid price of the Corporation's common stock for twenty consecutive trading days equals or exceeds $15.00,

... Corporation may redeem shares of Series B Convertible Preferred Stock.

If fewer than all of the outstanding shares of Series B Convertible Preferred Stock are to be redeemed, the Company will select those to be redeemed pro rata or by lot or in such other manner as the Board of Directors may determine.

(b) Redemption Price. The redemption price per share under this Section 6 shall be $12.50 per share.

(c) Notice of Redemption. Notice to the holders of shares of Series B Convertible Preferred Stock to be redeemed shall be given not earlier than 60 days nor later than 30 days before the date fixed for redemption. The notice of redemption to each stockholder whose shares of Series B Convertible Preferred Stock are to be redeemed shall specify the number of Series B Convertible Preferred Stock of such stockholder to be redeemed, the date fixed for redemption and the redemption price at which shares of Series B Convertible Preferred Stock are to be redeemed, and shall specify where payment of the redemption price is to be made upon surrender of such shares, shall state the conversion rate then in effect, and that the Conversion Rights of such shares shall cease and terminate at the close of business on the date fixed for redemption.

7. Preferences Generally. Except as otherwise set forth in this Section 7, the Series B Convertible Preferred Stock shall be pari passu with the Series A Convertible Preferred Stock. The Corporation shall not authorize or issue any securities having any rights or preferences senior or preferential to or pari passu with those of the Series B Convertible Preferred Stock without the vote of the holders of a majority of the Series B Convertible Preferred Stock, voting separately as a class, in addition to any other vote required by law.

8. Notices. Any notice required to be given to holders of shares of Series B Convertible Preferred Stock shall be deemed given upon deposit in the United States mail, postage prepaid, addressed to such holder of record at his address appearing on the books of the corporation, or upon personal delivery of the aforementioned address.

RESOLVED: This Certificate of Designation effected herein is authorized by the vote of the Board of Directors on September 22, 1998.

RESOLVED: The resolutions effected herein were duly adopted in accordance with the applicable provisions of NRS 78.1955.

IN WITNESS WHEREOF, Saint Andrews Golf Corporation has caused this Certificate of Designation to be signed and acknowledged by its President and Secretary this 30th day of September 1998.

ATTEST:

SAINT ANDREWS GOLF CORPORATION

Ron Boreta, Secretary

By: ______________________
Ron Boreta, President

STATE OF COLORADO)
) ss.
COUNTY OF DENVER)

I, Virginia M. Anglada, a Notary Public, hereby certify that on the 30th day of September 1998, personally appeared before me Ron Boreta, who being by me first duly sworn, declared that he signed the foregoing document as both President and Secretary of the corporation named therein and that he is above the age of eighteen years and that the statements contained therein are true and correct to the best of his knowledge and belief.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

[SEAL]

Notary Public

My commission expires: April 21, 2002

PS1500.cer

T/A ($175)

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

DEC 08 1998
No. C1609-84

Dean Heller
DEAN HELLER, SECRETARY OF STATE

CERTIFICATE OF AMENDMENT

TO ARTICLES OF INCORPORATION OF

SAINT ANDREWS GOLF CORPORATION

CHANGING ITS NAME TO

ALL-AMERICAN SPORTPARK, INC.

Saint Andrews Golf Corporation, a corporation organized and existing under the Nevada General Corporation Law, does hereby certify as follows:

FIRST: ARTICLE I of the Articles of Incorporation is hereby amended to read as follows:

"ARTICLE I

NAME: The name of the Corporation is All-American SportPark, Inc."

SECOND: The foregoing Amendment was adopted by written unanimous consent of the Board of Directors of the Corporation on October 26, 1998, in accordance with the provisions of Section 78.315 of the Nevada General Corporation Law.

THIRD: The foregoing Amendment was adopted by Stockholders holding at least a majority of the voting power of the Corporation on December 7, 1998, in accordance with the provisions of Section 78.390 of the Nevada General Corporation Law.

IN WITNESS WHEREOF, Saint Andrews Golf Corporation has caused this Certificate of Amendment to be signed and acknowledged by its President and Secretary this 7th day of December 1998.

SAINT ANDREWS GOLF CORPORATION
(Changing its name to All-American SportPark, Inc)

By ________________
Ronald S. Boreta, President

ATTEST:

____
Ronald S. Boreta, Secretary

PS1583.com

DEC-08-1998 11:25 CT CORPORATION 1 302 629 2525 P.06/09

STATE OF COLORADO)
) ss.
COUNTY OF DENVER)

I, Virginia M. Anglada, a Notary Public, hereby certify that on the 7th day of December 1998, personally appeared before me Ronald S. Boreta, who being by me first duly sworn, declared that he signed the foregoing document as both President and Secretary of the corporation named therein and that he is above the age of eighteen years and that the statements contained therein are true and correct to the best of his knowledge and belief.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public

[SEAL]

My commission expires: 4-21-2002

P61583.cos

02/08/2021 MON 11:47 FAX

Filed in the Office of	Business Number C1609-1984
Barbara K. Cegavske	Filing Number 20211227238
Secretary of State State Of Nevada	Filed On 2/9/2021 10:00:00 AM
	Number of Pages 3

6

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

All-American SportPark, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article I shall be amended to change the name of the Corporation to Global Acquisitions Corporation; Article IV shall be amended to increase the authorized capital to 500,000,000 shares designated as common stock, par value $0.001 per share and 5,000,000 shares designated as preferred stock, par value $0.001 per share; and by inserting a new Article XI, all as set forth on the attached Certificate of Amendment.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 56

4. Effective date and time of filing: (optional) Date: 02/15/2021 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Section 2. Combinations With Interested Stockholders. The corporation elects not to be governed by the provisions of NRS §78.411 through NRS §78.444, inclusive, of the Nevada Business Corporation Law.

FIFTH: By executing this Certificate of Amendment to the Articles of Incorporation, the President and Chief Executive Officer of the Corporation does hereby certify that on December 30, 2020, the foregoing amendments to the Articles of Incorporation of All-American SportPark, Inc., was authorized and approved pursuant to Section 78.390 of the Nevada Revised Statutes by the consent of the majority of the Corporation's shareholders. The number of issued and outstanding shares entitled to vote on the foregoing amendments to the Articles of Incorporation was 5,658,123 of which 3,143,915 shares voted for, and no shares voted against and no shares abstained from the foregoing amendments to the Articles of Incorporation. No other class of shares was entitled to vote thereon as a class.

DATED this 3rd day of February 2021.

/s/ Ronald S. Boreta
Ronald S. Boreta, President and CEO

Filed in the Office of	Business Number C1609-1984
Barbara K. Cegavske	Filing Number 20211306086
Secretary of State State Of Nevada	Filed On 3/2/2021 10:00:00 AM
	Number of Pages 1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Withdrawal of Certificate of Designation
(PURSUANT TO NRS 78.1955(6))

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Withdrawal of Certificate of Designation for Nevada Profit Corporations
(Pursuant to NRS 78.1955(6))

1. Name of corporation:

GLOBAL ACQUISITIONS CORPORATION

2. Following is the resolution by the board of directors authorizing the withdrawal of Certificate of Designation establishing the classes or series of stock:

RESOLVED, that the elimination of the Series B Convertible Preferred Stock, $0.001 par value, is hereby approved, ratified, confirmed and adopted.

RESOLVED, that the Certificate of Withdrawal for the Series B Convertible Preferred Stock be, and it hereby is, approved, ratified, confirmed and adopted.

3. No shares of the class or series of stock being withdrawn are outstanding.

4. Signature: (required)

X

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Filed in the Office of	Business Number C1609-1984
Barbara K. Cegavske	Filing Number 20211306112
Secretary of State State Of Nevada	Filed On 3/2/2021 10:00:00 AM
	Number of Pages 1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Withdrawal of Certificate of Designation

(PURSUANT TO NRS 78.1955(6))

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Withdrawal of Certificate of Designation for Nevada Profit Corporations
(Pursuant to NRS 78.1955(6))

1. Name of corporation:

GLOBAL ACQUISITIONS CORPORATION

2. Following is the resolution by the board of directors authorizing the withdrawal of Certificate of Designation establishing the classes or series of stock:

RESOLVED, that the elimination of the Series A Convertible Preferred Stock, $0.001 par value, is hereby approved, ratified, confirmed and adopted.

RESOLVED, that the Certificate of Withdrawal for the Series A Convertible Preferred Stock be, and it hereby is, approved, ratified, confirmed and adopted.

3. No shares of the class or series of stock being withdrawn are outstanding.

4. Signature: (required)

X

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.